UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2011

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 George Street, 3rd Floor

Toronto, Ontario, Canada  M5A 2N4

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 2, 2011, US Gold Corporation (the “Company”) entered into a Letter Agreement (the “Agreement”) with Minera Andes Inc., a corporation incorporated under the Business Corporations Act (Alberta) (“Minera Andes”), and Robert R. McEwen, the Chairman, Chief Executive Officer and largest shareholder of each of the Company and Minera Andes, relating to the proposed merger (the “Proposed Merger”) of the Company and Minera Andes.

Pursuant to the terms of the Agreement, each of the Company and Minera Andes agreed to pay a break fee equal to 3% of the paying party’s market capitalization, based on its closing share price on September 1, 2011 (the “Break Fee Amount”), to the other if it enters into an agreement to effect or support any competing transaction before the earlier of (i) entering into a definitive agreement for the Proposed Merger, (ii) a party terminating negotiations and abandoning the Proposed Merger as a result of an adverse due diligence finding, (iii) a mutual good faith termination of discussions, and (iv) November 1, 2011, where the competing transaction would result in any other person acquiring more than 50% of the outstanding voting or equity shares of the paying person.  Based on respective closing prices on September 1, 2011, the market capitalization of the Company is approximately $834 million and the market capitalization of Minera Andes is approximately $653 million.

The foregoing summary is qualified in its entirety by reference to the copy of the Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

On September 2, 2011, the Company issued a press release regarding its entry into the Agreement.  A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are filed with this report:

10.1	Letter Agreement, dated as of September 2, 2011, between Minera Andes Inc., US Gold Corporation and Robert R. McEwen.

99.1	Press Release dated September 2, 2011.

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding the consideration to be received by Minera Andes shareholders if the Proposed Merger is completed or that a Proposed Merger will be completed. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions and future drilling results, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the United States Securities and Exchange Commission (SEC). Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information About the Proposed Merger

In connection with the Proposed Merger, the Company will file a preliminary proxy statement and will file a definitive proxy statement with the SEC.  STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO.

The definitive proxy statement will be mailed to the Company’s stockholders seeking, among other things, their approval of the issuance of the Company shares as consideration in the Proposed Merger, including the Company shares issuable upon exchange of certain exchangeable shares that will be issued in connection with the transaction.  The Company’s stockholders may also obtain a copy of the definitive proxy statement free of charge once it is available by directing a request to: US Gold Corporation at (647) 258-0395 (Toll Free: (866) 441-0690) or Investor Relations, at 99 George Street, 3rd Floor, Toronto, Ontario, Canada M5A 2N4.  In addition, the preliminary proxy statement, the definitive proxy statement and other relevant materials that will be filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or stockholders may access copies of such documentation filed with the SEC by visiting the “Investor Relations” section of the Company’s website at http://www.usgold.com.

The Company and its respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the Proposed Merger.  Information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation will be available in the preliminary proxy statement and definitive proxy statement relating to the Proposed Merger to be filed with the SEC.  Information about the Company’s executive officers and directors is also available in the Company’s definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 29, 2011.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: September 2, 2011	By:	/s/ Nils Engelstad
Nils Engelstad, Corporate Secretary

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

10.1	Letter Agreement, dated as of September 2, 2011, between Minera Andes Inc., US Gold Corporation and Robert R. McEwen.

99.1	Press Release dated September 2, 2011.